Exhibit 99.1

Monroe Capital Corporation Announces Record Third Quarter 2014 Financial Results

CHICAGO, IL, November 10, 2014 -- Monroe Capital Corporation (Nasdaq: MRCC) (“Monroe”) today announced its financial results for the third quarter ended September 30, 2014.

Except where the context suggests otherwise, the terms “Monroe,” “we,” “us,” “our,” and “Company” refer to Monroe Capital Corporation.

Third Quarter 2014 Financial Highlights

•	Net investment income of $3.8 million, or $0.40 per share
•	Adjusted Net Investment Income (a non-GAAP measure described below) of $3.7 million, or $0.39 per share, the fourth consecutive quarter of growth in this metric
•	Net increase in net assets resulting from operations of $3.4 million, or $0.35 per share
•	Net asset value (“NAV”) of $132.8 million, or $13.95 per share
•	Paid quarterly dividend of $0.34 per share on September 30, 2014

Chief Executive Officer Theodore L. Koenig commented, “We are pleased to report another strong quarter of performance for the third quarter of 2014, evidenced by the growth in our adjusted net investment income per share to $0.39 per share from $0.35 per share in the second quarter of 2014, an 11% increase. This represents the fourth consecutive quarter of per share Adjusted Net Investment Income growth for MRCC. In an environment where many other BDCs are experiencing declining per share net investment income and are not covering their dividends, we are pleased that we have been able to grow our per share net investment income for each of the last four quarters and are comfortably covering our third quarter dividend of $0.34 per share. We have continued to optimize the portfolio during the third quarter, increasing our weighted average annualized effective portfolio yield while maintaining a portfolio that consists predominantly of first lien senior secured loans. We expect to continue to focus on optimizing and growing the portfolio throughout the remainder of 2014 as we remain focused on creating high current income and long-term value for our shareholders.”

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Growth of the Investment Portfolio

The following charts depict the significant growth of the Company’s investment portfolio since the pricing of its initial public offering on October 24, 2012:

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Selected Financial Highlights

(in thousands, except per share data)

	September 30, 2014	June 30, 2014
	(unaudited)
Statements of Assets and Liabilities data:
Investments, at fair value	$234,657	$237,660
Total assets	$252,943	$246,288
Net asset value	$132,772	$133,185
Net asset value per share	$13.95	$13.93

	For the quarter ended
	September 30, 2014	June 30, 2014
	(unaudited)
Statements of Operations data:
Net investment income	$3,810	$3,514
Adjusted net investment income (1)	$3,727	$3,345
Net gain (loss) on investments and secured borrowings	$(437)	$(848)
Net increase in net assets resulting from operations	$3,373	$2,666

Per share data:
Net investment income	$0.40	$0.37
Adjusted net investment income (1)	$0.39	$0.35
Net gain (loss) on investments and secured borrowings	$(0.05)	$(0.09)
Net increase in net assets resulting from operations	$0.35	$0.28

(1)	See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from net investment income to adjusted net investment income.

Portfolio Review

The Company had debt and equity investments in 40 portfolio companies, with a total fair value of $234.7 million, as of September 30, 2014 as compared to debt and equity investments in 42 portfolio companies, with a total fair value of $237.7 million, as of June 30, 2014. The Company’s portfolio consists of primarily first lien loans, representing 92.7% of the portfolio as of September 30, 2014 and 88.7% of the portfolio as of June 30, 2014. As of September 30, 2014, the weighted average contractual yield on the Company’s investments was 10.8% and the effective yield was 11.3% as compared to the weighted average contractual yield of 10.5% and effective yield of 11.1% as of June 30, 2014.

Financial Review

Net investment income for the quarter ended September 30, 2014 increased to $3.8 million, or $0.40 per share, from $3.5 million, or $0.37 per share, when compared to the quarter ended June 30, 2014. Adjusted net investment income was $3.7 million, or $0.39 per share, for the quarter ended September 30, 2014, an increase of $0.4 million over the $3.3 million of adjusted net investment income, or $0.35 per share, for the quarter ended June 30, 2014. The increase in adjusted net investment income per share was primarily attributable to increases in interest income as the Company had slightly higher outstanding average invested assets during the quarter and continued to optimize the portfolio into higher yielding assets.

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Net gain (loss) on investments and secured borrowings was $(0.4) million for the quarter ended September 30, 2014, an improvement of $0.4 million from the ($0.8) million of net gain (loss) on investments and secured borrowings for the quarter ended June 30, 2014.

Net increase in net assets resulting from operations was $3.4 million, or $0.35 per share, for the quarter ended September 30, 2014, compared to $2.7 million of net increase in net assets resulting from operations, or $0.28 per share, for the quarter ended June 30, 2014. This increase is primarily the result of increases in net investment income and fewer net markdowns in portfolio company valuations during the third quarter of 2014. The Company’s NAV per share increased to $13.95 per share at September 30, 2014 from $13.93 per share at June 30, 2014.

Liquidity and Capital Resources

At September 30, 2014, the Company had $14.5 million in cash and $90.8 million of total debt outstanding on its revolving credit facility and $13.7 million in outstanding Small Business Administration (“SBA”) debentures. The relatively large cash balance on September 30, 2014 was invested subsequent to quarter end in additional portfolio company investments. As of September 30, 2014, the Company had $19.2 million available for additional borrowings on its revolving credit facility and $6.3 million in available SBA-guaranteed debentures. Subsequent to quarter end, the Company received an additional $20.0 million commitment from the SBA, which increased the available SBA-guaranteed debentures as described below.

During the quarter ended September 30, 2014, the Company continued to make repurchases under the previously announced share repurchase plan (“Plan”). During the quarter ended September 30, 2014, the Company repurchased 40,882 shares for a total cost of $0.6 million. Since the approval of the Plan during the fourth quarter of 2013 through September 30, 2014, the Company has repurchased 485,162 shares for a total cost of $6.3 million. Under the Plan, the Company may acquire up to $7.5 million of its outstanding common stock in the open market at prices below its NAV as reported in its then most recently published financial statements.

SBIC Subsidiary

As of September 30, 2014, the Company’s wholly-owned subsidiary, Monroe Capital Corporation SBIC, LP, (“MRCC SBIC”) had $20.0 million in regulatory capital and leveragable capital and $13.7 million in SBA-guaranteed debentures outstanding. As of September 30, 2014, MRCC had received a commitment letter from the SBA for SBA-guaranteed debentures of $20.0 million and on October 20, 2014, received another commitment letter for an additional $20.0 million in SBA-guaranteed debentures.

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On October 15, 2014, the Company was granted exemptive relief from the SEC for permission to exclude the debt of MRCC SBIC guaranteed by the SBA from the 200% asset coverage test under the 1940 Act. The receipt of this exception for the SBA-guaranteed debentures increases the Company’s flexibility under the 200% asset coverage test.

Non-GAAP Financial Measure – Adjusted Net Investment Income

On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents net investment income, excluding the net capital gains incentive fee. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as net investment income does not include gains associated with the capital gains incentive fee.

The following table provides a reconciliation from net investment income (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented:

	For the quarter ended
	September 30, 2014		June 30, 2014
	Amount	Per Share Amount	Amount	Per Share Amount
	(in thousands, except per share data)
Net investment income	$3,810	$0.40	$3,514	$0.37
Net capital gains incentive fee	(83)	(0.01)	(169)	(0.02)
Adjusted net investment income	$3,727	$0.39	$3,345	$0.35

Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

Third Quarter 2014 Financial Results Conference Call

The Company will host a conference call to discuss these operating and financial results on Monday, November 10, 2014 at 3:00 pm ET. To participate in the conference call, please dial (877) 312-8807 approximately 10 minutes prior to the call. Please reference conference ID # 26691082.

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A telephone replay of the conference call will be available from 6:00pm ET on November 10, 2014 until 11:59pm ET on November 18, 2014 and may be accessed by calling (855) 859-2056 (domestic dial-in) or (404) 537-3406 (international dial-in) and reference conference ID # 26691082.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Company’s Form 10-Q for the quarter ended September 30, 2014 to be filed with the Securities and Exchange Commission (www.sec.gov) on November 10, 2014.

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MONROE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	September 30, 2014	June 30, 2014
	(unaudited)	(unaudited)

ASSETS
Investments, at fair value
Non-controlled/non-affiliate company investments, at fair value (cost of: $227,821 and $230,152, respectively)	$228,138	$231,007
Non-controlled affiliate company investments, at fair value (cost of: $7,072 and $7,117, respectively)	6,519	6,653
Total investments, at fair value (cost of: $234,893 and $237,269, respectively)	234,657	237,660
Cash	14,497	4,897
Receivable for open trades	-	58
Interest receivable	906	960
Deferred financing costs, net	2,280	2,217
Other assets	603	496
Total assets	252,943	246,288

LIABILITIES
Revolving credit facility	90,800	95,500
SBA debentures payable	13,650	8,000
Secured borrowings, at fair value (proceeds of: $6,125 and $6,650, respectively)	5,906	6,527
Payable for open trades	6,403	-
Interest payable	118	135
Management fees payable	1,058	1,030
Incentive fees payable	993	980
Accounts payable and accrued expenses	1,243	931
Total liabilities	120,171	113,103
Net assets	$132,772	$133,185

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 100,000 shares authorized, 9,518 and 9,559 shares issued and outstanding, respectively	$10	$10
Capital in excess of par value	134,803	135,353
Accumulated distributions in excess of net investment income	(2,024)	(2,692)
Accumulated net realized gain (loss) on investments	-	-
Accumulated net unrealized appreciation (depreciation) on investments and secured borrowings	(17)	514
Total net assets	$132,772	$133,185
Net asset value per share	$13.95	$13.93

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MONROE CAPITAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the quarter ended
	September 30, 2014	June 30, 2014
	(unaudited)

Investment income:
Interest income:
Non-controlled/non-affiliate company investments	$7,469	$6,883
Non-controlled affiliate company investments	199	163
Total investment income	7,668	7,046

Operating expenses:
Interest and other debt financing expenses	1,100	1,115
Base management fees	1,058	1,030
Incentive fees	849	667
Professional fees	366	298
Administrative service fees	250	217
General and administrative expenses	235	205
Total expenses	3,858	3,532
Net investment income	3,810	3,514

Net gain (loss) on investments and secured borrowings:
Net realized gain (loss) on investments:
Non-controlled/non-affiliate company investments	94	161
Net realized gain (loss) on investments	94	161

Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/non-affiliate company investments	(540)	(1,243)
Non-controlled affiliate company investments	(87)	110
Net change in unrealized appreciation (depreciation) on investments	(627)	(1,133)

Net change in unrealized (appreciation) depreciation on secured borrowings	96	124

Net gain (loss) on investments and secured borrowings	(437)	(848)

Net increase (decrease) in net assets resulting from operations	$3,373	$2,666

Per common share data:
Net investment income per share - basic and diluted	$0.40	$0.37
Net increase in net assets resulting from operations per share - basic and diluted	$0.35	$0.28
Weighted average common shares outstanding - basic and diluted	9,527	9,582

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ABOUT MONROE CAPITAL CORPORATION
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

ABOUT MONROE CAPITAL LLC
Monroe Capital LLC is a provider of senior and junior debt and equity co-investments to middle-market companies in the U.S. and Canada. Investment types include unitranche financings, cash flow and enterprise value based loans, acquisition facilities, mezzanine debt, second lien or last-out loans and equity co-investments. Monroe Capital LLC prides itself on its flexible investment approach and its ability to close and fund transactions quickly. Monroe Capital LLC is committed to being a value-added and user-friendly partner to owners, senior management and private equity sponsors. Monroe has been recognized by Global M&A Network as the 2013 and 2014 Small Mid Market Lender of the Year and by Private Debt Investor as the 2013 Unitranche Lender of the Year. To learn more about Monroe Capital LLC, visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE:	Monroe Capital Corporation

Investor Contact:	Aaron D. Peck

Chief Investment Officer and Chief Financial Officer

Monroe Capital Corporation

(312) 523-2363

Email: apeck@monroecap.com

Media Contact:	Kelly Holman

BackBay Communications

(212) 209-3844

Email: kelly.holman@backbaycommunications.com

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